Exhibit 99.1

McEWEN MINING ANNOUNCES
NATHAN STUBINA, Ph.D, P.Eng as MANAGING DIRECTOR

TORONTO, ONTARIO - (July 15, 2014) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce the appointment of Nathan Stubina as Managing Director of McEwen Mining. Nathan was previously the corporation’s Vice-President, Technology and will be taking over the responsibilities of Ian Ball, former President.

“On behalf of the board of directors, I am pleased to see Nathan taking a greater leadership role at McEwen Mining. His technical expertise coupled with leadership experience in the sector will help us drive to the innovation forefront of the industry”, said Rob McEwen, Chief Owner, Chairman and CEO.

Nathan is a professional engineer with decades of global experience in the mining and metallurgical sectors. He has held senior technical roles with Barrick Gold, Falconbridge Limited and Noranda Inc. Nathan holds a Ph.D in Metallurgy and Materials Science from The University of Toronto and is a member of the Association of Professional Engineers of Ontario. He is the current VP International of the CIM (Canadian Institute of Mining, Metallurgy and Petroleum) and a Past-President of MetSoc (Metallurgy and Materials Society).

ABOUT MCEWEN MINING (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for the S&P 500 by creating a high growth gold/silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest), the El Gallo 1 mine and El Gallo 2 project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

As of July 15, 2014 McEwen Mining has an aggregate of 297,309,692 shares of common stock outstanding and issuable upon the exchange of the exchangeable shares. Rob McEwen, Chairman and Chief Owner, owns 25% of the shares of the Company (assuming all outstanding Exchangeable Shares are exchanged for an equivalent amount of Common Shares).

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of

McEwen Mining Inc.  |  July 15, 2014

production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Report on Form 10-A for the quarter ended March 31, 2014 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Sheena Scotland Director, Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408 Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining	Mailing Address 150 King Street West Suite 2800,P.O. Box 24 Toronto, Ontario, Canada M5H 1J9 E-mail: info@mcewenmining.com